UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2012

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Acquisition or Disposition of Assets.

On August 22, 2012, Olin Corporation, a Virginia corporation (“Olin”), completed the acquisition contemplated by the Stock Purchase Agreement, dated as of July 17, 2012 (the “Stock Purchase Agreement”), among Olin, K. A. Steel Chemicals Inc., a Delaware corporation (“K. A. Steel”), the stockholders of K. A. Steel and Robert F. Steel, as the sellers’ representative.  Pursuant to the Stock Purchase Agreement, Olin purchased all of the outstanding shares of common stock of K. A. Steel for $328 million in cash (subject to certain adjustments set forth in the Stock Purchase Agreement).  A copy of the Stock Purchase Agreement was filed as Exhibit 2.1 to the Report on Form 8-K filed with the SEC on July 18, 2012, and is incorporated herein by reference.

Item 8.01.    Other Events.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the registrant’s press release dated August 22, 2012 announcing the closing of the registrant’s acquisition of K. A. Steel.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.  The following Exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
2.1
Stock Purchase Agreement, dated as of July 17, 2012, by and among Olin Corporation, K. A. Steel Chemicals Inc., the stockholders of K. A. Steel Chemicals Inc. and Robert F. Steel, as the sellers’ representative, filed as Exhibit 2.1 to the Report on Form 8-K filed with the SEC on July 18, 2012, and incorporated herein by reference.

99.1	Press Release dated August 22, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name: George H. Pain
Title: Senior Vice President,
General Counsel and Secretary

Date:  August 22, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Stock Purchase Agreement, dated as of July 17, 2012, by and among Olin Corporation, K. A. Steel Chemicals Inc., the stockholders of K. A. Steel Chemicals Inc. and Robert F. Steel, as the sellers’ representative, filed as Exhibit 2.1 to the Report on Form 8-K filed with the SEC on July 18, 2012, and incorporated herein by reference.

99.1	Press Release dated August 22, 2012.